Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260534

PROSPECTUS SUPPLEMENT NO. 13

(to prospectus dated November 5, 2021)

ALGOMA STEEL GROUP INC.

129,836,439 Common Shares

604,000 Warrants to Purchase Common Shares

24,179,000 Common Shares Underlying Warrants

This prospectus supplement amends and supplements the prospectus dated November 5, 2021, as supplemented or amended from time to time (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration Statement No. 333-260534). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Report on Form 6-K, furnished to the Securities and Exchange Commission on June 21, 2022 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Shares and Warrants are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “ASTL” and “ASTLW”, respectively, and on the Toronto Stock Exchange (the “TSX”) under the symbols “ASTL” and “ASTL.WT,” respectively. On June 17, 2022, the last reported sales prices of the Common Shares on Nasdaq and the TSX were $9.24 and C$12.07, respectively, and the last reported sales prices of the Warrants were $2.09 and C$2.71, respectively.

We are a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of the Prospectus, and under similar headings in any amendment or supplements to the Prospectus.

None of the Securities and Exchange Commission, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of the securities offered by this prospectus supplement or the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 21, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June 2022

Commission File Number 001-40924

ALGOMA STEEL GROUP INC.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name)

105 West Street

Sault Ste. Marie, Ontario

P6A 7B4, Canada

(705) 945-2351

(Address and telephone number of registrant’s principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F  ☒                Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

DOCUMENTS INCLUDED AS PART OF THIS REPORT

Exhibit

99.1	Material Change Report dated June 21, 2022

99.2	Press Release dated June 21, 2022.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Algoma Steel Group Inc.

Date: June 21, 2022	By:	/s/ John Naccarato
Name: John Naccarato
Title: Vice President Strategy and General Counsel

3

Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Algoma Steel Group Inc. (“Algoma” or the “Company”)

105 West Street

Sault Ste. Marie, Ontario

P6A 7B4

Item 2	Date of Material Change

June 21, 2022.

Item 3	News Release

On June 21, 2022, Algoma issued a news release through the newswire services of Newswire. A copy of the news release is attached as Appendix “A” hereto and is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Item 4	Summary of Material Change

On June 21, 2022, Algoma announced the terms of its substantial issuer bid (the “Offer”) pursuant to which the Company is offering to purchase for cancellation up to US$400 million of the Company’s issued and outstanding common shares (the “Common Shares”).

The Offer will proceed by way of a “modified Dutch auction”. Holders of Common Shares (“Shareholders”) wishing to tender to the Offer are entitled to do so pursuant to: (i) auction tenders in which they specify the number of Common Shares being tendered at a price of not less than US$8.75 and not more than US$10.25 per Common Share in increments of US$0.10 per Common Share, or (ii) purchase price tenders in which they do not specify a price per Common Share, but rather agree to have a specified number of Common Shares purchased at the purchase price to be determined by the Company and have their Shares considered as having been tendered at the minimum price of US$8.75 for the purposes of determining the purchase price.

The purchase price to be paid by the Company for each validly deposited Common Share will be based on the number of Common Shares validly deposited pursuant to auction tenders and purchase price tenders, and the prices specified by Shareholders making auction tenders. The purchase price will be the lowest price which enables the Company to purchase Common Shares up to the maximum amount available for auction tenders and purchase price tenders, determined in accordance with the terms of the Offer. Common Shares deposited at or below the final determined purchase price will be purchased at such purchase price. Common Shares that are not taken up in connection with the Offer, including Common Shares deposited pursuant to auction tenders at prices above the purchase price, will be returned to the Shareholders.

The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and The Nasdaq Stock Market (“Nasdaq”) under the symbol “ASTL”. On June 17, 2022, the closing price per Common Share on the TSX and Nasdaq was Cdn$12.07 and US$9.24, respectively. As of June 17, 2022, there were 146,868,096 Common Shares issued and outstanding.

If the amount of the Common Shares tendered and not withdrawn under the Offer exceeds in the aggregate of US$400 million, such Common Shares to be purchased by the Company will be subject to pro-ration.

The Offer commenced on June 21, 2022 and will expire at 5:00 pm (Eastern time) on July 27, 2022 (the “Expiration Date”), unless extended, varied or withdrawn by the Company.

In accordance with applicable Canadian and U.S. securities laws, the Company has suspended purchases of its Common Shares and convertible debentures pursuant to its current normal course issuer bid (“NCIB”) commenced on March 3, 2022, until after the Expiration Date or date of termination of the Offer. During the twelve months preceding the date of the Offer, the Company has purchased for cancellation an aggregate of 1,572,968 Common Shares under its NCIB.

The Board of Directors of the Company has obtained a liquidity opinion from Cormark Securities Inc. (“Cormark”) to the effect that, based on and subject to the qualifications, assumptions and limitations stated in such opinion, a liquid market for the Common Shares exists as of June 21, 2022 and that it is reasonable to conclude that, following the completion of the Offer in accordance with its terms, there will be a market for the holders of Common Shares who do not tender to the Offer that is not materially less liquid than the market that existed at the time of the making of the Offer. A copy of the opinion of Cormark will be included in the Offer documents.

In addition, BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. are acting as dealer managers and financial advisors to the Company in connection with the Offer (the “Dealer Managers”).

None of Algoma, its board of directors, the Dealer Managers, Cormark, or TSX Trust Company, the depositary for the Offer, or any of their respective affiliates, makes any recommendation to any Shareholder as to whether to deposit or refrain from depositing all or any portion of their Common Shares under the Offer. Shareholders are strongly urged to review and evaluate carefully all information in the Offer documents, to consult their own financial, legal, investment and tax advisors, and to make their own decisions as to whether to deposit Common Shares under the Offer and, if so, how many Common Shares to deposit and at what price(s).

Item 5	Full Description of Material Change

Please see the news release attached hereto as Appendix “A”.

Item 6	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

The name and business telephone number of the officer of the Company who can answer questions regarding this material change report is as follows: John Naccarato, Vice President Strategy and General Counsel (705) 945-2351

Item 9	Date of Report

June 21, 2022

Appendix “A”

(See attached)

MEDIA RELEASE

June 21, 2022

Algoma Steel Announces Commencement of US$400 Million Substantial Issuer Bid

SAULT STE. MARIE, Ontario (June 21, 2022) – Algoma Steel Group Inc. (NASDAQ: ASTL; TSX: ASTL) (“Algoma” or the “Corporation”), a leading Canadian producer of hot and cold rolled steel sheet and plate products, today announced it is commencing its previously announced substantial issuer bid (the “Offer”) to purchase for cancellation up to US$400 million of its common shares (“Shares”). The Offer will expire at 5:00 p.m. (Eastern Time) on July 27, 2022, unless extended or withdrawn.

The Offer by Algoma is being made by way of a “modified Dutch Auction”, allowing shareholders who choose to participate in the Offer to individually select the price, within a price range of not less than US$8.75 and not more than US$10.25 per Share (in increments of US$0.10 per Share), at which they will tender their Shares to the Offer. Upon expiry of the Offer, Algoma will determine the lowest purchase price (which will not be more than US$10.25 per Share and not less than US$8.75 per Share) that will allow it to purchase the maximum number of Shares properly tendered to the Offer, and not properly withdrawn, having an aggregate purchase price not exceeding US$400 million.

Shareholders who wish to participate in the Offer will be able to do so through: (i) an auction tender, in which they will specify the number of Shares being tendered at a specific price per Share; or (ii) a purchase price tender, in which they will agree to have a specified number of Shares purchased at the purchase price to be determined pursuant to the auction and have their Shares considered as having been tendered at the minimum price of US$8.75 for the purposes of determining the purchase price. Shareholders who validly deposit Shares without specifying the method in which they are tendering their Shares will be deemed to have made a purchase price tender, understanding that those Shares will be considered to have been tendered at the minimum price of US$8.75 per Share. All Shares tendered at or below the finally determined purchase price will be purchased, subject to proration and “odd lot” priority, at the same purchase price determined pursuant to the terms of the Offer. Shares that are not purchased, including Shares tendered pursuant to auction tenders at prices above the purchase price, will be returned to shareholders.

The Offer is not conditional on receipt of financing or on any minimum number of Shares being tendered to the Offer, but is subject to other conditions, which are described in the offer to purchase. Algoma intends to fund any purchases of Shares pursuant to the Offer from cash on hand.

On June 21, 2022, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal for registered shareholders and related documents, will be filed by Algoma with the United States Securities and Exchange Commission (the “SEC”), and a separate issuer bid circular, letter of transmittal for registered shareholders and related documents will be filed by Algoma with Canadian securities regulatory authorities.

Algoma Steel Inc. | 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4 | T: 705-945-2351 F: 705-945-2203 | algoma.com

YOUR PARTNER IN STEEL. SINCE 1901

Algoma has engaged BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. to act as financial advisors and dealer managers (the “Dealer Managers”) for the Offer and TSX Trust Company to act as depositary (the “Depositary”). Any questions or requests for information regarding the Offer may also be directed to the Dealer Managers or the Depositary.

Algoma has also obtained a liquidity opinion from Cormark Securities Inc. (“Cormark”) to the effect that, based on and subject to the qualifications, assumptions and limitations stated in such opinion, a liquid market for the Shares exists as of June 21, 2022, and that it is reasonable to conclude that, following the completion of the Offer in accordance with its terms, there will be a market for the holders of Shares who do not tender to the Offer that is not materially less liquid than the market that existed at the time of the making of the Offer. A copy of the opinion of Cormark will be included in the Offer documents, which will be made available under the Corporation’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

This news release is for informational purposes only and is not intended to and does not constitute an offer to purchase or the solicitation of an offer to sell Shares. The solicitation and the Offer will only be made pursuant to the Offer documents filed with securities regulatory authorities, including a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Algoma with the SEC, and a separate issuer bid circular and related documents will be filed by Algoma with the OSC. The Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. The Board of Directors of Algoma has approved the Offer, however, none of Algoma, its Board of Directors, the Dealer Managers, Cormark or the Depositary makes any recommendation to shareholders as to whether to tender or refrain from tendering any or all of their Shares pursuant to the Offer, whether shareholders should elect an auction tender or a purchase price tender or the purchase price or prices at which shareholders may choose to tender Shares. SHAREHOLDERS ARE STRONGLY URGED TO CAREFULLY READ THE TENDER OFFER STATEMENT REGARDING THE OFFER, OFFER TO PURCHASE, ISSUER BID CIRCULAR, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS FILED WITH SECURITIES REGULATORY AUTHORITIES, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain free copies of the offer to purchase, issuer bid circular, the letter of transmittal and related documents filed with the SEC at the website maintained by the SEC at www.sec.gov or with Canadian securities regulatory authorities under the Corporation’s profile on SEDAR at www.sedar.com (in each case, when available). Shareholders may also obtain those materials from TSX Trust Company, the depositary for the Offer. Shareholders are urged to read those materials and evaluate carefully all information related to the Offer, consult their own financial, legal, investment and tax advisors and make their own decisions as to whether to deposit Shares pursuant to the Offer and, if so, how many Shares to deposit and at what price.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include: terms of the Offer, including price range and number of the Shares Algoma may

Algoma Steel Inc. | 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4 | T: 705-945-2351 F: 705-945-2203 | algoma.com

YOUR PARTNER IN STEEL. SINCE 1901

2

purchase under the Offer; timing for launch and completion of the Offer; and sources and availability of funding for the Offer. Forward-looking statements involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to, the risks that Algoma will be unable to realize its business plans and strategic objectives, including its investment in electric arc furnace steelmaking and the retirement of certain secured long term debt; the risks associated with the steel industry generally; the impact of Share price volatility on the Offer; receipt of regulatory approvals for the Offer documents; satisfaction of conditions associated with the Offer, including the impact of Share price volatility on completing the Offer; risk that the Offer will not be completed on the terms described in this press release (including the price range and number of Shares Algoma may purchase under the Offer) or at all; changes in general economic conditions, including as a result of the COVID-19 pandemic, inflation and the ongoing conflict in Ukraine; and other risks and uncertainties as described in the Annual Report on Form 20-F filed by Algoma with the Ontario Securities Commission (the “OSC”) (available under Algoma’s SEDAR profile at www.sedar.com) and with the SEC (available at www.sec.gov), as well as in the other documents Algoma has filed with the OSC and the SEC. Forward-looking statements speak only as of the date they are made.

Although Algoma believes such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as required by law, Algoma undertakes no obligation to update or revise any forward-looking statements.

About Algoma Steel

Based in Sault Ste. Marie, Ontario, Canada, Algoma is a fully integrated producer of hot and cold rolled steel products including sheet and plate. With a current raw steel production capacity of an estimated 2.8 million tons per year, Algoma’s size and diverse capabilities enable it to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors. Algoma is a key supplier of steel products to customers in Canada and Midwest USA and is the only producer of plate steel products in Canada. Algoma’s mill is one of the lowest cost producers of hot rolled sheet steel (HRC) in North America owing in part to its state-of-the-art Direct Strip Production Complex (“DSPC”), which is the newest thin slab caster in North America with direct coupling to a basic oxygen furnace (BOF) melt shop.

Algoma has achieved several meaningful improvements over the last several years that are expected to result in enhanced long-term profitability for the business. Algoma has upgraded its DSPC facility and recently installed its No. 2 Ladle Metallurgy Furnace. Additionally, Algoma has cost cutting initiatives underway and is in the process of modernizing its plate mill facilities.

Today Algoma is on a transformation journey, investing in its people and processes, optimizing and modernizing to secure a sustainable future. Our customer focus, growing capability and courage to meet the industry’s challenges head-on position us firmly as your partner in steel.

Algoma Steel Inc. | 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4 | T: 705-945-2351 F: 705-945-2203 | algoma.com

YOUR PARTNER IN STEEL. SINCE 1901

3

For more information, please contact:

Mike Moraca

Treasurer and Investor Relations Officer

Algoma Steel Inc.

Phone: 705.945.3300

E-mail: IR@algoma.com

Algoma Steel Inc. | 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4 | T: 705-945-2351 F: 705-945-2203 | algoma.com

YOUR PARTNER IN STEEL. SINCE 1901

4

Exhibit 99.2

MEDIA RELEASE

June 21, 2022

Algoma Steel Announces Commencement of US$400 Million Substantial Issuer Bid

SAULT STE. MARIE, Ontario (June 21, 2022) – Algoma Steel Group Inc. (NASDAQ: ASTL; TSX: ASTL) (“Algoma” or the “Corporation”), a leading Canadian producer of hot and cold rolled steel sheet and plate products, today announced it is commencing its previously announced substantial issuer bid (the “Offer”) to purchase for cancellation up to US$400 million of its common shares (“Shares”). The Offer will expire at 5:00 p.m. (Eastern Time) on July 27, 2022, unless extended or withdrawn.

The Offer by Algoma is being made by way of a “modified Dutch Auction”, allowing shareholders who choose to participate in the Offer to individually select the price, within a price range of not less than US$8.75 and not more than US$10.25 per Share (in increments of US$0.10 per Share), at which they will tender their Shares to the Offer. Upon expiry of the Offer, Algoma will determine the lowest purchase price (which will not be more than US$10.25 per Share and not less than US$8.75 per Share) that will allow it to purchase the maximum number of Shares properly tendered to the Offer, and not properly withdrawn, having an aggregate purchase price not exceeding US$400 million.

Shareholders who wish to participate in the Offer will be able to do so through: (i) an auction tender, in which they will specify the number of Shares being tendered at a specific price per Share; or (ii) a purchase price tender, in which they will agree to have a specified number of Shares purchased at the purchase price to be determined pursuant to the auction and have their Shares considered as having been tendered at the minimum price of US$8.75 for the purposes of determining the purchase price. Shareholders who validly deposit Shares without specifying the method in which they are tendering their Shares will be deemed to have made a purchase price tender, understanding that those Shares will be considered to have been tendered at the minimum price of US$8.75 per Share. All Shares tendered at or below the finally determined purchase price will be purchased, subject to proration and “odd lot” priority, at the same purchase price determined pursuant to the terms of the Offer. Shares that are not purchased, including Shares tendered pursuant to auction tenders at prices above the purchase price, will be returned to shareholders.

The Offer is not conditional on receipt of financing or on any minimum number of Shares being tendered to the Offer, but is subject to other conditions, which are described in the offer to purchase. Algoma intends to fund any purchases of Shares pursuant to the Offer from cash on hand.

On June 21, 2022, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal for registered shareholders and related documents, will be filed by Algoma with the United States Securities and Exchange Commission (the “SEC”), and a separate issuer bid circular, letter of transmittal for registered shareholders and related documents will be filed by Algoma with Canadian securities regulatory authorities.

Algoma Steel Inc. | 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4 | T: 705-945-2351 F: 705-945-2203 | algoma.com

YOUR PARTNER IN STEEL. SINCE 1901

Algoma has engaged BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. to act as financial advisors and dealer managers (the “Dealer Managers”) for the Offer and TSX Trust Company to act as depositary (the “Depositary”). Any questions or requests for information regarding the Offer may also be directed to the Dealer Managers or the Depositary.

Algoma has also obtained a liquidity opinion from Cormark Securities Inc. (“Cormark”) to the effect that, based on and subject to the qualifications, assumptions and limitations stated in such opinion, a liquid market for the Shares exists as of June 21, 2022, and that it is reasonable to conclude that, following the completion of the Offer in accordance with its terms, there will be a market for the holders of Shares who do not tender to the Offer that is not materially less liquid than the market that existed at the time of the making of the Offer. A copy of the opinion of Cormark will be included in the Offer documents, which will be made available under the Corporation’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

This news release is for informational purposes only and is not intended to and does not constitute an offer to purchase or the solicitation of an offer to sell Shares. The solicitation and the Offer will only be made pursuant to the Offer documents filed with securities regulatory authorities, including a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Algoma with the SEC, and a separate issuer bid circular and related documents will be filed by Algoma with the OSC. The Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. The Board of Directors of Algoma has approved the Offer, however, none of Algoma, its Board of Directors, the Dealer Managers, Cormark or the Depositary makes any recommendation to shareholders as to whether to tender or refrain from tendering any or all of their Shares pursuant to the Offer, whether shareholders should elect an auction tender or a purchase price tender or the purchase price or prices at which shareholders may choose to tender Shares. SHAREHOLDERS ARE STRONGLY URGED TO CAREFULLY READ THE TENDER OFFER STATEMENT REGARDING THE OFFER, OFFER TO PURCHASE, ISSUER BID CIRCULAR, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS FILED WITH SECURITIES REGULATORY AUTHORITIES, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain free copies of the offer to purchase, issuer bid circular, the letter of transmittal and related documents filed with the SEC at the website maintained by the SEC at www.sec.gov or with Canadian securities regulatory authorities under the Corporation’s profile on SEDAR at www.sedar.com (in each case, when available). Shareholders may also obtain those materials from TSX Trust Company, the depositary for the Offer. Shareholders are urged to read those materials and evaluate carefully all information related to the Offer, consult their own financial, legal, investment and tax advisors and make their own decisions as to whether to deposit Shares pursuant to the Offer and, if so, how many Shares to deposit and at what price.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include: terms of the Offer, including price range and number of the Shares Algoma may

Algoma Steel Inc. | 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4 | T: 705-945-2351 F: 705-945-2203 | algoma.com

YOUR PARTNER IN STEEL. SINCE 1901

2

purchase under the Offer; timing for launch and completion of the Offer; and sources and availability of funding for the Offer. Forward-looking statements involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to, the risks that Algoma will be unable to realize its business plans and strategic objectives, including its investment in electric arc furnace steelmaking and the retirement of certain secured long term debt; the risks associated with the steel industry generally; the impact of Share price volatility on the Offer; receipt of regulatory approvals for the Offer documents; satisfaction of conditions associated with the Offer, including the impact of Share price volatility on completing the Offer; risk that the Offer will not be completed on the terms described in this press release (including the price range and number of Shares Algoma may purchase under the Offer) or at all; changes in general economic conditions, including as a result of the COVID-19 pandemic, inflation and the ongoing conflict in Ukraine; and other risks and uncertainties as described in the Annual Report on Form 20-F filed by Algoma with the Ontario Securities Commission (the “OSC”) (available under Algoma’s SEDAR profile at www.sedar.com) and with the SEC (available at www.sec.gov), as well as in the other documents Algoma has filed with the OSC and the SEC. Forward-looking statements speak only as of the date they are made.

Although Algoma believes such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as required by law, Algoma undertakes no obligation to update or revise any forward-looking statements.

About Algoma Steel

Based in Sault Ste. Marie, Ontario, Canada, Algoma is a fully integrated producer of hot and cold rolled steel products including sheet and plate. With a current raw steel production capacity of an estimated 2.8 million tons per year, Algoma’s size and diverse capabilities enable it to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors. Algoma is a key supplier of steel products to customers in Canada and Midwest USA and is the only producer of plate steel products in Canada. Algoma’s mill is one of the lowest cost producers of hot rolled sheet steel (HRC) in North America owing in part to its state-of-the-art Direct Strip Production Complex (“DSPC”), which is the newest thin slab caster in North America with direct coupling to a basic oxygen furnace (BOF) melt shop.

Algoma has achieved several meaningful improvements over the last several years that are expected to result in enhanced long-term profitability for the business. Algoma has upgraded its DSPC facility and recently installed its No. 2 Ladle Metallurgy Furnace. Additionally, Algoma has cost cutting initiatives underway and is in the process of modernizing its plate mill facilities.

Today Algoma is on a transformation journey, investing in its people and processes, optimizing and modernizing to secure a sustainable future. Our customer focus, growing capability and courage to meet the industry’s challenges head-on position us firmly as your partner in steel.

Algoma Steel Inc. | 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4 | T: 705-945-2351 F: 705-945-2203 | algoma.com

YOUR PARTNER IN STEEL. SINCE 1901

3

For more information, please contact:

Mike Moraca

Treasurer and Investor Relations Officer

Algoma Steel Inc.

Phone: 705.945.3300

E-mail: IR@algoma.com

Algoma Steel Inc. | 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4 | T: 705-945-2351 F: 705-945-2203 | algoma.com

YOUR PARTNER IN STEEL. SINCE 1901

4